UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2015 (May 6, 2015)

Tallgrass Energy GP, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On May 6, 2015, Tallgrass Energy GP, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership and TEGP Management, LLC (the “General Partner” and, together with the Partnership, the “Partnership Parties”) and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 41,500,000 Class A shares representing limited partner interests in the Partnership at a price to the public of $29.00 per Class A share. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 6,225,000 Class A shares (the “Option Shares”) on the same terms. On May 7, 2015, the Underwriters exercised their option to purchase an additional 6,225,000 Class A shares.

The material terms of the Offering are described in the prospectus, dated May 6, 2015 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-202258).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering closed on May 12, 2015. The Partnership received proceeds from the Offering (net of underwriting discounts and commissions) of approximately $1.3 billion. The Partnership will contribute $1.1 billion of the net proceeds of the Offering to Tallgrass Equity, LLC (“Tallgrass Equity”) in exchange for Tallgrass Equity’s issuance to the Partnership of 41,500,000 Tallgrass Equity units. The remaining proceeds will be used to purchase 6,225,000 Tallgrass Equity units from the existing owners of Tallgrass Equity that also collectively own 100% of the voting power of Tallgrass Energy Holdings, LLC (“Holdings”) which are referred to as the “Exchange Right Holders” in the Prospectus (hereinafter, the “Exchange Right Holders”).

The use of the proceeds from the Offering is further described in the section of the Prospectus entitled “Use of Proceeds,” which is incorporated herein by reference.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory and other services for the Partnership and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under Tallgrass Energy Partners, LP’s (“TEP”) senior unsecured revolving credit facility and Tallgrass Equity’s senior unsecured revolving credit facility. None of the affiliates of such underwriters will receive any proceeds of this offering as a result of their lending relationships with TEP and/or Tallgrass Equity, however Tallgrass Equity used a portion of the net proceeds of this offering, together with its borrowings under the Tallgrass Equity revolving credit facility, to purchase 20 million TEP common units from Tallgrass Development, LP (“Tallgrass Development”) which in turn intends to use a portion of such proceeds to repay amounts outstanding under its credit facility. Affiliates of certain of the underwriters are lenders under the Tallgrass Development credit facility and, accordingly, may ultimately receive a portion of the net proceeds of this offering. Further, certain of the underwriters have entered into an equity distribution agreement with TEP pursuant to which they have sold and may sell common units of TEP as part of TEP’s ATM offering program. In addition, certain of the underwriters also were underwriters in TEP’s public equity offering in March 2015.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On May 12, 2015, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner, Holdings and Tallgrass Equity.

The Omnibus Agreement addresses the following matters:

•	Tallgrass Equity’s obligation to reimburse the Partnership and the General Partner for expenses incurred (i) on the Partnership’s behalf, (ii) on behalf of the General Partner and (iii) for any other purposes related to the Partnership’s business activities or those of the General Partner, including the Partnership’s public company expenses and general and administrative expenses; and

•	The Partnership’s use of the names “TEP” and “Tallgrass” and any associated or related marks.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Revolving Credit Agreement

On May 12, 2015, in connection with the Offering, Tallgrass Equity entered into a $150 million senior secured revolving credit facility with Barclays Bank PLC, as administrative agent, and a syndicate of lenders, which will mature on the fifth anniversary of the closing date of the Offering (the “Credit Agreement” and the “Credit Facility”). The Credit Facility includes a $10 million sublimit for letters of credit and a $10 million sublimit for swing line loans. The Credit Facility became available on the closing date of the

Offering, subject to Tallgrass Equity’s satisfaction of conditions precedent that are usual and customary for credit facilities of this type. The Credit Facility may be used (i) to pay transaction costs and any fees and expenses incurred in connection with the Credit Facility and certain transactions relating to the Offering, (ii) to fund the purchase of the Acquired TEP Units (as defined below in Item 2.01) and (iii) for general company purposes, including distributions. The Credit Facility will also contain an accordion feature whereby Tallgrass Equity can increase the size of the Credit Facility to an aggregate of $200 million, subject to receiving increased or new commitments from lenders and the satisfaction of certain other conditions precedent.

At closing, Tallgrass Equity borrowed $150 million under the credit facility leaving no available capacity for future borrowings or letter of credit issuances. The initial borrowings under the credit facility will be used to fund a portion of the purchase of the Acquired TEP Units and to pay origination and arrangement fees associated with the Credit Facility and transaction costs associated with the Offering. Tallgrass Equity’s obligations under the Credit Facility are secured by a first priority lien on all of the present and after acquired equity interests held by Tallgrass Equity in Tallgrass MLP GP, LLC (“TEP GP”) and TEP. Borrowings under the Credit Facility bear interest, at Tallgrass Equity’s option, at either (a) a base rate, which will be a rate equal to the greatest of (i) the prime rate, (ii) the U.S. federal funds rate plus 0.5% and (iii) a one-month reserve adjusted Eurodollar rate plus 1.00% or (b) a reserve adjusted Eurodollar Rate, plus, in each case, an applicable margin. For loans bearing interest based on the base rate, the applicable margin will be 1.50%, and for loans bearing interest based on the reserve adjusted Eurodollar rate, the applicable margin will be 2.50%.

The credit agreement contains various affirmative and negative covenants that, among other things, limit or restrict Tallgrass Equity’s or TEP GP’s ability to:

•	incur or guarantee additional debt;

•	incur certain liens on assets;

•	dispose of certain assets;

•	make certain distributions, including distributions from available cash, if a default or event of default under the credit agreement then exists or would result therefrom;

•	change the nature of its business;

•	engage in certain mergers or make certain investments and acquisitions; and

•	enter into certain non arms-length transactions with affiliates.

Additionally, the Credit Facility contains a financial covenant, to be tested quarterly for the four most recently completed fiscal quarters with respect to Tallgrass Equity that will require Tallgrass Equity to maintain a maximum leverage ratio of 3.00 to 1.00 (which will be based on EBITDA as defined in the Credit Agreement).

The Credit Agreement contains certain events of default, including, but not limited to, the failure to pay any principal, interest or fees when due, breach of covenants, material inaccuracy of representations or warranties, cross-defaults to other material debt, insolvency, certain bankruptcy proceedings, impairment of security interests, change of control, liquidation and material money judgments. Upon the occurrence and during the continuation of an event of default under the credit agreement, the lenders may, among other things, terminate their revolving loan commitments, accelerate and declare the outstanding loans to be immediately due and payable, charge Tallgrass Equity with additional interest on overdue amounts in the amount of 2.0% per annum plus the rate otherwise applicable to such amounts and exercise remedies against Tallgrass Equity and the collateral as may be available to the lenders under the Credit Agreement and other loan documents.

Borrowings under the credit facility are subject to mandatory prepayment with the net cash proceeds of certain sales or dispositions of the collateral.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tallgrass Equity Unit Issuance Agreement

On May 12, 2015, in connection with the closing of the Offering, the Partnership entered in to a Unit Issuance Agreement with Tallgrass Equity (the “Unit Issuance Agreement”). This agreement provides for the exchange of the net proceeds of the Partnership’s sale of Class A shares for 41,500,000 units representing membership interests in Tallgrass Equity.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Unit Issuance Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

Prior to closing the Offering, the Board of Directors of the General Partner adopted the TEGP Management, LLC Long Term Incentive Plan (the “Plan”) for (i) the employees of the General Partner and its affiliates who perform services for the Partnership or its affiliates, (ii) the non-employee directors of the General Partner and (iii) the consultants who perform services for the Partnership or its affiliates. Awards under the Plan will consist of unrestricted shares, restricted shares, equity participation shares, options and share appreciation rights. The Plan will limit the number of shares that may be delivered pursuant to awards to 3,144,589 Class A shares (subject to any adjustment due to recapitalization, reorganization or a similar event permitted under the Plan). Shares that are forfeited or withheld to satisfy exercise price or tax withholding obligations are available for delivery pursuant to other awards.

The Plan will be administered by the compensation committee of the board of directors of the General Partner, unless the full board of directors determines to take action or appoints an alternative committee under the Plan (the “Plan Administrator”).

The board of directors of the General Partner has the right to terminate or amend the Plan or any part of the Plan from time to time, including increasing the number of shares that may be granted, subject to shareholder approval as may be required by the exchange upon which the Class A shares are listed at that time, if any. No change may be made in any outstanding grant that would materially reduce the benefits of the participant without the consent of the participant. The Plan will expire upon the earliest of the date established by the board of directors or the Plan Administrator, the date that no shares remain available under the Plan for awards or the 10-year anniversary of the adoption of the Plan. Upon termination of the Plan, awards then outstanding will continue pursuant to the terms of their grants.

Class A shares to be delivered in settlement of awards under the Plan may be newly issued Class A shares, Class A shares acquired in the open market, Class A shares acquired from any other person, or any combination of the foregoing.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Distribution, Conveyance and Equity Unit Issuance Agreements

In connection with the closing of the Offering, a number of transactions occurred in connection with or pursuant to (i) the Distribution, Assignment and Assumption Agreement by and among Holdings and the Assignees, as defined in such agreement (the “Distribution Agreement”); (ii) the Conveyance Agreement by and among Tallgrass Operations, LLC and Tallgrass Equity (the “Conveyance Agreement”); and (iii) the Unit Issuance Agreement:

•	Tallgrass Equity distributed its interests in Holdings and Holdings distributed its existing limited partner interest in the Partnership, respectively, to the Exchange Right Holders. Holdings is the owner of the General Partner and is the general partner of Tallgrass Development;

•	The Partnership issued 47,725,000 Class A shares to the public for net proceeds of approximately $1.3 billion;

•	The existing limited partner interests in the Partnership held by the Exchange Right Holders were converted into 115,729,440 Class B shares, 6,225,000 of which were automatically cancelled in connection with the underwriters’ exercise of its overallotment option;

•	Tallgrass Equity issued 41,500,000 Tallgrass Equity units to the Partnership in exchange for the $1.1 billion in net proceeds from the issuance of the Partnership’s Class A shares to the public and amended the limited liability company agreement of Tallgrass Equity to, among other things, provide that the Partnership is the managing member of Tallgrass Equity;

•	The Partnership used the net proceeds from the purchase of the 6,225,000 Option Shares to purchase Tallgrass Equity units from the Exchange Right Holders; and

•	Tallgrass Equity entered into a $150 million revolving credit facility and borrowed $150 million thereunder, using the aggregate proceeds from these borrowings together with the net proceeds from the Offering that Tallgrass Equity received from the Partnership, to purchase 20 million TEP common units from Tallgrass Development at $47.68 per TEP common unit (the “Acquired TEP Units”) and pay offering expenses and other transaction costs. Tallgrass Equity distributed the remaining proceeds to the Exchange Right Holders.

Upon completion of the Reorganization Transactions, the Partnership’s sole asset will be Tallgrass Equity units representing 30.35% of the membership interests in Tallgrass Equity, which will directly own (i) the Acquired TEP Units, representing an approximate 32.75% limited partner interest in TEP, and (ii) all of the membership interests of TEP GP. TEP GP owns all of the IDRs and 834,391 general partner units, representing an approximate 1.37% general partner interest in TEP.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, Conveyance Agreement and Unit Issuance Agreement, which are filed as Exhibits 10.3, 10.6 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 10, 2015, in connection with the formation of the Partnership, we issued (i) a general partner interest in the Partnership to TEGP Management, LLC, and (ii) a 100% limited partner interest in the Partnership to Tallgrass Energy Holdings, LLC in exchange for $1,000. This transaction was exempt from registration under Section 4(2) of the Securities Act.

The description of the Unit Issuance Agreement in Item 1.01 above is hereby incorporated by reference. On May 12, 2015, in connection with the closing of the Offering, the Partnership entered in to a Unit Issuance Agreement with Tallgrass Equity. This agreement provides for the exchange of the net proceeds of the Partnership’s sale of Class A shares for 41,500,000 units representing membership interests in Tallgrass Equity. This transaction was exempt from registration under Section 4(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Long-Term Incentive Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of Tallgrass Energy GP, LP

On May 12, 2015, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “Description of Our Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Limited Liability Company Agreement of TEGP Management, LLC

On May 12, 2015, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”).

The LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure

On May 6, 2015, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of May 6, 2015, by and among Tallgrass Energy GP, LP, TEGP Management, LLC and the Underwriters named therein.

3.1	Amended and Restated Limited Partnership Agreement of Tallgrass Energy GP, LP, dated May 12, 2015.

3.2	Amended and Restated Limited Liability Company Agreement of TEGP Management, LLC, dated May 12, 2015.

10.1	Omnibus Agreement, dated May 12, 2015, by and among Tallgrass Energy Holdings, LLC, Tallgrass Energy GP, LP, TEGP Management, LLC and Tallgrass Equity, LLC.

10.2	Tallgrass Equity Credit Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.

10.3	Distribution, Assignment and Assumption Agreement (interest in Tallgrass Energy GP, LP), dated May 11, 2015, by and among Tallgrass Holdings, LLC and the Assignees listed therein.

10.4	Tallgrass Equity Unit Issuance Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC and Tallgrass Energy GP, LP.

10.5	TEGP Management, LLC Long-Term Incentive Plan.

10.6	Conveyance Agreement (Common Units of Tallgrass Energy Partners, LP), dated May 12, 2015, by and among Tallgrass Operations, LLC and Tallgrass Equity, LLC.

99.1	Press Release, dated May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

	By:	TEGP Management, LLC
its General Partner

Date: May 12, 2015	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of May 6, 2015, by and among Tallgrass Energy GP, LP, TEGP Management, LLC and the Underwriters named therein.

3.1	Amended and Restated Limited Partnership Agreement of Tallgrass Energy GP, LP, dated May 12, 2015.

3.2	Amended and Restated Limited Liability Company Agreement of TEGP Management, LLC, dated May 12, 2015.

10.1	Omnibus Agreement, dated May 12, 2015, by and among Tallgrass Energy Holdings, LLC, Tallgrass Energy GP, LP, TEGP Management, LLC and Tallgrass Equity, LLC.

10.2	Tallgrass Equity Credit Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.

10.3	Distribution, Assignment and Assumption Agreement (interest in Tallgrass Energy GP, LP), dated May 11, 2015, by and among Tallgrass Holdings, LLC and the Assignees listed therein.

10.4	Tallgrass Equity Unit Issuance Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC and Tallgrass Energy GP, LP.

10.5	TEGP Management, LLC Long-Term Incentive Plan.

10.6	Conveyance Agreement (Common Units of Tallgrass Energy Partners, LP), dated May 12, 2015, by and among Tallgrass Operations, LLC and Tallgrass Equity, LLC.

99.1	Press Release, dated May 6, 2015.